Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

July 28, 2005

American Community Bancshares, Inc. Declares 3rd Quarter Dividend of $0.05 per Share

Charlotte, North Carolina, –American Community Bancshares, Inc. (stock NASDAQ SmallCap: ACBA) announced the Board of Directors has approved a quarterly cash dividend for the third quarter 2005 of $0.05 per share. The dividend will be payable on September 1st, 2005 to shareholders of record on August 12th, 2005. Helton stated: “We were extremely pleased to announce second quarter 2005 earnings of $1,066,000, a 63% increase over the similar period of 2004, with net income of $2,114,000 (unaudited) for the six months ended June 30, 2005, an 87.1 % increase over the similar period of 2004. We continue to be pleased with the results of operations and are glad to be able to reward our shareholders.”

American Community Bancshares, headquartered in Charlotte, NC is the holding company for American Community Bank with thirteen offices located throughout North and South Carolina. American Community Bancshares website is www.americancommunitybank.com. For more information contact – Stephanie Helms, Shareholder Relations or Dan Ellis, CFO at (704) 225- 8444.